Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-8 (No. 333-207694) of CytomX Therapeutics, Inc. of our report dated March 7, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 7, 2016